UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2005
KOS PHARMACEUTICALS, INC
(Exact name of registrant as specified in its charter)

FLORIDA	000-22171	65-0670898

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1 CEDAR BROOK DRIVE
CRANBURY, NJ 08512-3618
(Address of principal executive offices)
609-495-0920
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 2, 2005, Kos Pharmaceuticals, Inc. (the “Company”) announced the appointment of Kevin Clarke to the position of Executive Vice President and Chief Financial Officer. Mr. Clarke’s starting salary will be $360,000 and will increase to $400,000 per year in January 2006. Mr. Clarke will receive a signing bonus of $300,000 payable in two installments of $100,000 immediately, and $200,000 in March 2006. In addition, Mr. Clarke will be entitled to receive an annual bonus of about fifty percent of his base salary, but not less than $250,000 for the calendar year 2006, and not less than $300,000 for the calendar year 2007. Mr. Clarke will receive an award of 100,000 stock options this year that vest over a four-year period, and an award of 8,000 shares of common stock. Mr. Clarke will also be entitled to receive certain cash and stock benefits in the event of termination by the Company without cause or as the result of a change in control of the Company.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 2, 2005, the Company announced the appointment of Kevin Clarke to the position of Executive Vice President and Chief Financial Officer. Mr. Clarke, 46, previously a Senior Managing Director responsible for healthcare mergers and acquisitions at Bear Stearns. Mr. Clarke will be responsible for overseeing all of Kos’ finance, accounting, business planning and investor relations functions and will be based in Kos’ headquarters in Cranbury, New Jersey. The Company issued a press release announcing Mr. Clarke’s appointment. A copy of that press release is furnished as exhibit 99.1 to this Current Report on Form 8-K.
     Mr. Clarke joins Kos from Bear Stearns, where he spent the last 13 years of his career holding positions of increasing responsibility, last serving as Senior Managing Director. Mr. Clarke worked on both the product and services side of healthcare, with a particular focus on the specialty pharmaceutical space. Prior to joining Bear Stearns, he was Vice President of Investment Banking for consumer products at Kidder Peabody from 1988 to 1992. Mr. Clarke received his B.A. degree in Political Science and Economics from Le Moyne College, where he is currently a member of the Board of Trustees, and his M.B.A. from Cornell University.
     Please see Item 1.01 for the terms of Mr. Clarke’s employment with the Company.
     Juan F. Rodriguez, interim Chief Financial Officer, Senior Vice President, Controller and Corporate Administration, and Assistant Corporate Secretary, will resume his duties as Senior Vice President, Controller and Corporate Administration, and Assistant Corporate Secretary following the filing of the Company’s next Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
As described in Item 5.02 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of the Company dated November 2, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOS PHARMACEUTICALS, INC.
By: /s/ Andrew I. Koven
Name:	Andrew I. Koven
Title:	Executive Vice President, General Counsel & Corporate Secretary

Dated: November 2, 2005

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company dated November 2, 2005.

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